As filed with the Securities and Exchange Commission on August 1, 2017

Registration No. 333-219066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CLEMENTIA PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	2834	98-1128564
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4150 St Catherine Street West, Suite 550

Montreal, Quebec, Canada H3Z 2Y5

(514) 940-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Telephone: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin T. Collins Martin C. Glass Jenner & Block LLP 919 Third Avenue New York, NY 10022 (212) 891-1600	Patrick O’Brien Ropes & Gray LLP 800 Boylston Street Boston, MA 02199 (617) 951-7050

Approximate date of commencement of proposed sale to the public: As soon as practicable after the this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-219066

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, no par value	977,500(1)	$15.00	$14,662,500	$1,699.39
(1)	This amount is in addition to the 8,222,500 common shares registered under the Registrant’s registration statement originally declared effective on August 1, 2017 (File No. 333-219066) and includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”). The contents of the Registration Statement on Form- F-1, as amended (File No. 333-219066) by Clementia Pharmaceuticals Inc. filed with the Commission pursuant to the Act, which was declared effective by the Commission on August 1, 2017, including the exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec on this 1st day of August, 2017.

CLEMENTIA PHARMACEUTICALS INC.
By	*
Clarissa Desjardins
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of August, 2017.

Signature	Title

*	President and Chief Executive Officer (Principal Executive
Clarissa Desjardins	Officer), Director

/s/ Michael Singer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Corporate Secretary
Michael Singer

*	Chairman of the Board of Directors
David P. Bonita

*	Director
Robert Heft

*	Director
Allan Mandelzys

*	Director
David Mott

*	Director
Francois Nader

*	Director
Jean-François Pariseau

*By: /s/ Michael Singer	Director
Michael Singer Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Clementia Pharmaceuticals Inc. in the United States, on this 1st day of August, 2017.

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1*	Opinion of Dentons Canada LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2*	Consent of Dentons Canada LLP (included in Exhibit 5.1).

24.1#	Power of Attorney.

*	Filed herewith.
#	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-219066), filed with the Securities and Exchange Commission on June 30, 2017 and incorporated by reference herein.